UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 09/22/2006

RUBINCON VENTURES INC.

(Exact Name of registrant as specified in its charter)

Commission File Number: 000-29429

DE	510388133
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Rubincon Ventures Inc.

1313 East Maple Street, Suite 223

Bellingham, WA 98225

(Address of principal executive offices, including zip code)

(360) 685-4240

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 8.01.	Other Events

The unaudited financial statements of Rubincon Ventures Inc. (the “Company”) as at July 31, 2006 and for the quarter ended July 31, 2006 have been restated to move the entries included in the line item “Common Shares Issued for Debt” under cash flows from operating activities in the Statement of Cash Flows to a new line item titled “Increase (decrease) in due to related parties” and an existing line item titled “Increase (decrease) in accounts payable and accrued liabilities,” both under cash flows from operating activities in the Statement of Cash Flows. The payment of these liabilities with newly issued stock and the nature of such payments are described in footnote number 11 and the changes made in this restatement are described in footnote number 12.

The description above is subject to the restated Financial Statements of the Company and the notes attached hereto in their entirety as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1 Financial Statements of Rubincon Ventures Inc. for the quarter ended July 31, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2006	RUBINCON VENTURES INC.

	By:	/s/ Guy Peckham
Guy Peckham
President

Exhibit Index

Exhibit No.	Description
EX-99.1	Financial Statements-non material restatement-July 31, 2006